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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 03/04/1998
                                                             981084156 - 2867176



                          CERTIFICATE OF INCORPORATION

                                       OF

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

        The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, do hereby set forth as follows:

        FIRST:  The name of the Corporation is:

                International Plastic Technologies, Inc.

        SECOND: The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Corporate Research, Ltd., 9 East Loockerman Street, City of Dover, County of Kent, Delaware 19901.

        THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

        FOURTH:

                Capitalization.

                (a) The aggregate number of shares that the Corporation shall have the authority to issue is 11,000,000 shares of capital stock of which: (i) 10,000,000 shares shall be of a class of voting common stock, par value $.001 per share (the "Common Stock"); and (ii) 1,000,000 shares shall be of a class of Preferred Stock, par value $.001 per share (the "Preferred Stock"), for which the Board of Directors (the "Board") is authorized hereby, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the DGCL to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series of Preferred Stock, not heretofore designated, shall include, but not be limited to, determination of the following:

                (i) the number of shares constituting that series (which may be

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                increased or decreased by the Board) and the distinctive
                designation of that series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 1,000,000);

                        (ii) the dividend rate on the shares of that series,
                whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                        (iii) whether that series shall have voting rights, in
                addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                        (iv) whether that series shall have conversion
                privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

                        (v) whether or not the shares of that series shall be
                redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                        (vi) whether that series shall have sinking fund for
                redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                        (vii) the rights of the shares of that series in the
                event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                        (viii) any other relative rights, powers, preferences,
                qualifications, limitations or restrictions relating to such series which may be authorized under the DGCL.

                FIFTH:  The name and address of the incorporator are as follows:

                Name                           Address
                ----                           -------


                John F. Storz                  Koerner Silberberg & Weiner
                                               112 Madison Avenue, 3rd Floor
                                               New York, New York 10016

                SIXTH: The following provisions are inserted for the management of the

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                business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:

                (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                (2) The Board of Directors shall have power without the assent or vote of the Stockholders:

                        (a) To make, alter, amend, change, add to or repeal the ByLaws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                        (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

                (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract of act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby

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                        empowered to exercise all such powers and do all such
                        acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

                  SEVENTH: A director of this Corporation shall not be personally liable to the Corporation shall not be personally liable to the Corporation or its stockholders for damages for any breach of duty in his/her capacity as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

                  EIGHTH: The Corporation shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the DGCL. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

                  NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
                  Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has

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                  been made, be binding on all the creditors or class of
                  creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.





                  IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the DGCL, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true under penalty of perjury, and accordingly have hereunto set my hand this 4th day of March, 1998.


                                       /s/ John F. Storz
                                       -----------------------------
                                       John F. Storz, Incorporator


STATE OF NEW YORK   )
                    SS.:
COUNTY OF NEW YORK  )

         BE IT REMEMBERED that on the 4th day of March, 1998 personally appeared before me, Maryann Peronti, a notary public for the State of New York, John F. Storz, the party to the foregoing Certificate of

Incorporation, known to me personally to be such, and acknowledged the said Certificate of his act and deed and that the facts therein stated are true.

         GIVEN under my hand and seal of office the day and year aforesaid.


                                            /s/ Maryann Peronti
                                            ---------------------
                                            Notary Public


                                                     MARYANN PERONTI
                                             Notary Public, State of New York
                                                     No. 31-4923738
                                               Qualified in New York County
                                             Commission Expires Feb. 16, 2000



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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                   INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

         International Plastic Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                   RESOLVED, that the Certificate of
                   Incorporation of International Plastic
                   Technologies, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                       "The Name of the Corporation is:

                       International Smart Sourcing, Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Andrew Franzone, its President and Chief Executive Officer, this 4th day of December, 1998.



                                  By: /s/ Andrew Franzone
                                     ------------------------------------
                                      Andrew Franzone